Exhibit 99.1

               ATG Announces First-Quarter 2003 Results;
           Company Exceeds Its Quarterly Guidance on Cash;
               Meets Its Revenue and Bottom-Line Guidance

    CAMBRIDGE, Mass.--(BUSINESS WIRE)--April 22, 2003--ATG (Art Technology Group, Inc., NASDAQ: ARTG) today announced its results for the first quarter ended March 31, 2003. Total revenues for the first quarter of 2003 were $19.4 million, compared with total revenues for the first quarter of 2002 of $27.3 million. Net loss for the first quarter of 2003, in accordance with accounting principles generally accepted in the United States (GAAP), was $2.8 million, or ($0.04) per share, compared with a GAAP net loss of $2.8 million, or ($0.04) per share in the first quarter of 2002. ATG's closing balance of cash, cash equivalents and marketable securities as of March 31, 2003 was $66.6 million, compared with a closing balance of $68.6 million as of December 31, 2002.

FIRST-QUARTER FINANCIAL HIGHLIGHTS

(In millions, except per share data,
 and percentages)                             Three Months Ended
                                      March 31, March 31, December 31,
                                        2003      2002       2002

Total revenues                          $19.4     $27.3      $24.5
 License revenue                          7.5      12.5       12.2
   Percent of total revenues               39%       46%        50%
 Services revenue                        11.9      14.8       12.3
   Percent of total revenues               61%       54%        50%

Net loss (GAAP)                          (2.8)     (2.8)     (20.8)(a)

Net loss per share (GAAP)               (0.04)    (0.04)     (0.30)

Cash, cash equivalents and marketable
 securities                             $66.6     $80.0      $68.6

(a) Includes $19.1 million in restructuring charges


    "While it was a difficult market environment and many customers continued to delay IT spending decisions, we again demonstrated value to our customers as they expanded their usage of ATG solutions in the first quarter," said Bob Burke, ATG president and CEO. "During the quarter, ATG was successful at further reducing expenses, which enabled the company to preserve its cash balance and get closer to the profitability threshold. ATG reduced its total operating expenses and total cost of revenues for the quarter to $22.5 million, significantly ahead of previously provided guidance."

    FIRST-QUARTER HIGHLIGHTS

    During the first quarter of 2003, ATG:

    -- Earned repeat business from existing customers, including AOL Time Warner, AT&T Wireless, Blue Cross Blue Shield, Bunge, DZ Bank, Eastman Kodak, Fira Internacional de Barcelona, GM, Hotels.com, Imation, Kennametal, Readers Digest, Reuters, Royal Mail Group, The United States Army, Viacom, Volare and Warner Music Group.

    --  Added six new customers, including Aspiag, Banka Koper,
        Citicorp Diners Club Japan, Franklin Covey, The United States Federal Emergency Management Agency and The United States
        Office of Homeland Security.

    -- Generated three transactions in excess of $1 million, compared with three transactions in excess of $1 million in the first quarter of 2002 and two transactions in excess of $1 million during the fourth quarter of 2002.

    -- Completed its corporate restructuring efforts announced on January 6, 2003. As part of the headcount and facilities restructuring, ATG reduced its worldwide workforce by approximately 20%.

    --  Hosted the ATG Open in Miami, Florida in January. The ATG
        Open, a conference for the ATG user community and ATG partners, was a tremendous success, with over 400 attendees.

    OUTLOOK

    ATG has a strong pipeline of potential business and anticipates sequential revenue growth in the second quarter of 2003. Additionally, ATG is anticipating total operating expenses and total cost of revenues to be in the range of $21 million to $22.5 million, and that as of June 30, 2003, its balance of cash, cash equivalents and marketable securities will be in the range of $60 million to $63 million.

    CONFERENCE CALL INFORMATION

    ATG management will discuss the company's first-quarter 2003 results, its business outlook for the second quarter 2003 as well as other topics on its quarterly conference call for investors at 5:30 p.m. EDT today, April 22, 2003. The conference call will be broadcast live over the Internet. Investors interested in listening to the Webcast should log onto the "Investor Relations" section of ATG's Web site, located at www.atg.com, at least 15 minutes prior to the event's broadcast.

    ABOUT ATG

    ATG (Art Technology Group, Inc.) is a leading provider of innovative software applications for commerce and customer self-service. Customers around the globe rely on ATG for the frontline applications that help build and manage mutually beneficial relationships. Deployed on the industry's most popular application servers, ATG's application suites for e-commerce, portals, and relationship management are ideal for integrated e-business initiatives across the enterprise.
    ATG has delivered e-business solutions to blue-chip companies worldwide including Aetna Services, Inc., Alcatel, American Airlines, Barclays Global Investors, Best Buy, BMG Direct, Eastman Kodak, Ford Motor Credit, HSBC, J. Crew, Sun Microsystems, Walgreen Company, and Wells Fargo. The company is headquartered in Cambridge, Massachusetts, with additional locations throughout North America, Europe, and Asia. For more information about ATG, please visit our Web site at www.atg.com.

    (C) 2003 Art Technology Group, Inc.
    ATG and Art Technology Group are registered trademarks of Art Technology Group, Inc. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.
    The statements in the paragraph in the section labeled "Outlook" of this press release include forward-looking statements. These statements involve known and unknown risks and uncertainties that may cause ATG's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These risks include the effect of weakened or weakening economic conditions or perceived conditions on the level of spending by customers and prospective customers for ATG's software and services; financial and other effects of cost control measures, quarterly fluctuations in ATG's revenues or other operating results; customization and deployment delays or errors associated with ATG's products; the result of longer sales cycles for ATG's products; satisfaction levels of customers regarding the implementation and performance of ATG's products; ATG's need to maintain and enhance business relationships with resellers and other parties who may be affected by changes in the economic climate; ATG's abilities to attract and maintain qualified executives and other personnel and to motivate employees; activities by ATG and others related to protection of intellectual property; potential adverse financial and other effects of litigation and the release of competitive products and other activities by competitors. Further details on these risks are set forth in ATG's filings with the Securities and Exchange Commission, which are available on a Web site maintained by the Securities and Exchange Commission at http://www.sec.gov.

                      Art Technology Group, Inc.
            Condensed Consolidated Statement of Operations
                 (In thousands, except per share data)
                              (Unaudited)

                                                Three Months Ended
                                              March 31,      March 31,
                                                2003           2002
Revenues:
  Product license                               $7,505        $12,520
  Services                                      11,920         14,803
  Total revenues                                19,425         27,323

Cost of revenues:
  Product license                                  485          1,043
  Services                                       5,706          8,975
  Total cost of revenues                         6,191         10,018

Gross profit                                    13,234         17,305
  Gross profit  %                                   68%            63%

Operating expenses:
  Research & development                         4,860          5,570
  Sales & marketing                              8,768         12,378
  General & administrative                       2,640          2,490
  Stock-based compensation                          81            271
  Total operating expenses                      16,349         20,709

Loss from operations                            (3,115)        (3,404)

Interest and other income, net                     361            555

Net loss before provision for income
 taxes                                          (2,754)        (2,849)
Provision for income taxes                           -              -

Net loss                                       $(2,754)       $(2,849)

Basic and diluted net loss per share            $(0.04)        $(0.04)
Basic and diluted weighted average
 common shares outstanding                      70,982         69,494


                      Art Technology Group, Inc.
                 Condensed Consolidated Balance Sheets
                            (In thousands)
                              (Unaudited)

                                               As of the period ended
                                              March 31,   December 31,
                                                 2003         2002
                  Assets
Current assets:
Cash, cash equivalents and marketable
 securities                                     $66,639      $68,558

Accounts receivable, net                         17,857       25,221
Prepaid expenses and other current assets         2,661        2,489
  Total current assets                           87,157       96,268

Property and equipment, net                       5,491        6,998
Other assets                                      1,409        1,569
  Total assets                                  $94,057     $104,835

   Liabilities and stockholders' Equity
Current liabilities:
Accounts payable                                 $2,166       $2,563
Accrued expenses                                 14,654       18,219
Deferred revenue                                 16,172       15,674
Accrued restructuring short-term                 16,698       19,819
  Total current liabilities                      49,690       56,275

Accrued restructuring long-term                  31,001       32,537

  Stockholders' equity                           13,366       16,023
  Total liabilities and stockholders'
   equity                                       $94,057     $104,835


    CONTACT: Art Technology Group, Inc.
             Ed Terino, 617/386-1005
             eterino@atg.com
             or
             Jerry Sisitsky, 617/386-1158
             jsisitsk@atg.com